UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 East Kendall Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Form 8-K and the exhibit attached hereto contain forward-looking statements of AVEO Pharmaceuticals, Inc. (“AVEO” or the “Company”) that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Form 8-K and the exhibit attached hereto, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about: AVEO’s estimates for its definitive 2014 year-end cash balance; AVEO’s goals and business strategy and its ability to optimize its resources; the timing and results of preclinical and clinical trials; AVEO’s approach to treat cachexia; and AVEO’s plans to leverage biomarkers and pursue strategic partnerships for certain of its assets.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes due to a number of important factors, including risks and uncertainties inherent in pharmaceutical research and development, such as those related to: AVEO’s ability to successfully implement its restructuring and strategic plans; AVEO’s ability to successfully develop, test and gain regulatory approval of its product candidates; AVEO’s ability to obtain necessary financing; AVEO’s ability to establish and maintain new strategic partnerships; AVEO’s ability to obtain, maintain and enforce intellectual property rights; competition; AVEO’s dependence on its strategic partners and other third parties; adverse economic conditions; and those risk factors discussed in the “Risk Factors” and elsewhere in AVEO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and other periodic filings AVEO makes with the SEC. The forward-looking statements in this Form 8-K and the exhibit attached hereto represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and development will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 2.02	Results of Operations and Financial Condition.

Although it has not finalized its full financial results for the fourth quarter and fiscal year ended December 31, 2014, the Company will disclose as part of its corporate slide presentation presented during upcoming meetings with third parties and at the 33rd Annual J.P. Morgan Healthcare Conference, that it expects to report that it had approximately $52 million in cash, cash equivalents and marketable securities as of December 31, 2014.

The information contained in this Item 2.02 of Form 8-K is unaudited and preliminary, and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2014 and its results of operations for the three months and year ended December 31, 2014. The audit of the Company’s consolidated financial statements for the year ended December 31, 2014 is ongoing and could result in changes to the information set forth above.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

The Company will be presenting at the 33rd Annual J.P. Morgan Healthcare Conference and from time to time, the Company intends to conduct meetings with third parties in which its current corporate slide presentation is presented. A copy of this slide presentation, dated January 15, 2015, is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information contained therein is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: January 13, 2015

By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	AVEO Pharmaceuticals, Inc. Presentation for the 33rd Annual J.P. Morgan Healthcare Conference dated January 15, 2015